Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated May 16, 2007 relating to the financial statements, which is incorporated by reference in the Annual Report on Form 20-F for British Telecommunications plc for the year ended March 31, 2007. We also consent to the references to us under the heading “Experts” in such Registration Statement.
PricewaterhouseCoopers LLP
London
[    ] 2007